UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2007

READING INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

1-8625	95-3885184
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Citadel Drive Suite 300 Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(213) 235-2240
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement

On January 19, 2007, the Board of Directors of Reading International, Inc. (“Reading”) approved an offer letter pursuant to which Reading has agreed to employ Mr. John Hunter as the new Chief Operating Officer of Reading and as the President of all Reading subsidiaries in New Zealand and Australia. Mr. Hunter’s employment will commence on February 12, 2007 in the Los Angeles office. Under the terms of the offer letter, Mr. Hunter will be entitled to a base salary of $350,000 per year payable bi-weekly, plus a lump sum payment paid at calendar year end of $50,000. In addition, Mr. Hunter will be entitled to a lump sum pension benefit payment that will be payable to Mr. Hunter on the date that his employment terminates. The lump sum benefit payments shall be $400,000 if his employment terminates on or after the fourth anniversary of Mr. Hunter’s employment with Reading, $800,000 if his employment terminates on or after the eight anniversary, $1,000,000 if his employment terminates on or after the tenth anniversary, and $2,000,000 if his employment terminates on or after the thirteenth anniversary of his employment. In addition, Mr. Hunter will receive a grant of $100,000 worth of restricted Class A Nonvoting Common Stock on the first date of his employment with Reading and an additional grant of $100,000 worth of restricted Class A Nonvoting Common Stock on the first anniversary of his employment. Each award of stock shall have a two year vesting period (50% vested at 12 months from the date of grant, and 100% vested 24 months from the date of grant). In the event that Reading terminates Mr. Hunter’s employment for any reason prior to the fourth anniversary of Mr. Hunter’s employment, Mr. Hunter will be entitled to receive a severance payment equal to his base salary; in the event his employment is terminated by Reading after the fourth anniversary, his severance shall be 50% of his base salary.

On January 19, 2007, as director compensation, the Board of Directors of Reading also (i) granted to each of the seven members of the Board of Directors an option to purchase 10,000 shares of Reading’s Class A Nonvoting Common Stock, and (ii) increased the annual cash director fee by $10,000 to $35,000. The foregoing stock options have an exercise price of $8.35 (the closing trading price on January 19, 2007) and a 10-year term.

Finally, on January 19, 2007, the Board of Directors also established a Tax Oversight Committee. Mr. Edward L. Kane was appointed as the Chairman of the new committee. As compensation for his services as the Chairman of the new committee, the Board agreed to pay Mr. Kane a fee of $25,000 for the year 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

READING INTERNATIONAL, INC. By: /s/ Andrzej Matyczynski
Dated: January 25, 2007	Andrzej Matyczynski Chief Financial Officer